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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports dated March 26, 1997 on our audits of the financial statements of Edwards Capital Company, Transportation Capital Corporation and Tri-Magna Corporation, included in the Medallion Financial Corp. ("the Company") Annual Report on Form 10-K for the year ended December 31, 1997, into the Company's Annual Report Form 10-K for the year ended December 31, 1998.


                                                  /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 29, 1999